Exhibit 99.1

iParty Corp. Announces Election of Two New Directors and Relocation of Corporate Office

DEDHAM, Mass.—(BUSINESS WIRE)—December 5, 2003—iParty Corp. (AMEX: IPT - news), a party goods retailer which operates 38 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com, today announced that its Board of Directors, meeting yesterday, had voted to increase the number of the Company’s directors immediately from six to eight and to elect Mr. Eric Schindler and Mr. Patrick Farrell to fill the two new seats on the expanded Board.  In accordance with the Company’s by-laws, Messrs. Schindler and Farrell shall serve as directors for terms extending until the next meeting of shareholders at which shareholders shall be entitled to vote for directors.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, “We are pleased to add Eric Schindler and Patrick Farrell to our Board of Directors.  Eric’s broad business background should position him well to advise the Company on numerous issues and, as President and Chief Financial Officer of iParty Corp., Patrick now brings a wealth of Company knowledge and his same steady management hand to the Board that has helped to transition iParty from a start-up dot com company to a successful retail business.”

On November 12, 2003 the Company announced that its Board of Directors had voted to immediately begin a search for two additional individuals to serve as directors, with their service to the Company to commence, to the extent possible, by the end of the Company’s fiscal year on December 27, 2003.  By successfully securing the services of these two additional directors, the Company’s Board of Directors is now comprised of a majority of directors who are not holders of its convertible preferred stock, or the designates of its preferred stockholders.  In addition, the Company believes that these changes to the composition of its Board of Directors enables it to determine that the redemption of the Company’s convertible preferred stock is within the control of the Company, thereby permitting the Company to include these securities as permanent equity on a prospective basis.

The Company also announced that it has successfully completed the relocation of its corporate headquarters to Dedham, MA.  The new address is 270 Bridge Street, Suite 301, Dedham, MA 02026.  The new main phone number is 781-329-3952 and the new main fax number is 781-326-7143.  The new offices, at approximately 10,600 square feet, provide the additional space the Company needs to support its growing business.

Eric Schindler is the Head of the Investment Banking Division at Credit Lyonnais Securities (USA) Inc.  He is responsible for the Equity, Research, M&A and Corporate Finance & Advisory in the Americas.  Mr. Schindler has over 15 years of investment banking experience.  He has initiated and closed a number of large cross-border M&A transactions, corporate restructurings and reorganizations, corporate finance, and private equity and debt placements in different sectors.  Before joining CLS, he was at Crédit Lyonnais La Défense in France.  He was responsible for a team of senior bankers for the bank’s global relationships with French and large multinational corporations in the infrastructure, engineering, telecoms, transportation, auto parts, and information systems sectors.  Prior to this position, Mr. Schindler was a Vice President responsible for Latin American debt restructurings and debt/equity swaps.  He also headed the investment banking activities at Credit Lyonnais Argentina.  Mr. Schindler is a Member of the Board of Credit Lyonnais Securities in New York and Credit Lyonnais in Brazil.  Mr. Schindler has a

National Public Accountant degree from Universidad Católica Argentina and B.A. in two languages with a specialization in Economic Sciences from Académie de Poitiers.  Mr. Schindler speaks English, Spanish and French fluently and has a good knowledge of Portuguese.

Patrick Farrell has been the Company’s President since November 2000 and Chief Financial Officer since April 1999.  From 1996 until joining iParty, Mr. Farrell was a Director, Financial Planning & Analysis and Controller for N2K Inc., where he helped negotiate that company’s merger with CDnow.  Prior to N2K, he served as Controller at EMI Music Group/Angel Records and as Manager of Finance and Accounting for Polygram/Def Jam Recordings, Inc.  He began his professional career at Arthur Andersen LLP, where he was an Audit Senior when he left in 1994.  Mr. Farrell graduated with honors in Accounting from Temple University, holds an M.B.A. from New York University and is a Certified Public Accountant.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer which operates 38 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com.  iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with a definitive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween.  iParty offers reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion.  Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements, including accounting treatment of our convertible preferred stock, that are based on our current expectations, beliefs and assumptions, including those about the industry and markets in which iParty operates.  The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, the success or failure of the Company’s efforts to implement its business strategy; the Company’s inability to obtain additional financing, if required; third-party suppliers’ failure to fulfill their obligations to the Company; unseasonable weather; intense competition; the availability of retail store space on reasonable lease terms; the failure of the Company’s systems or those of its third-party suppliers; general economic developments affecting consumer confidence or spending patterns, particularly in the New England region; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-trade companies listed on the American Stock Exchange; and government regulation of the Internet.  For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB/A for the most recently ended fiscal year and “Factors That May Affect Future Results” in the Company’s Quarterly Reports on Form 10-Q for the current fiscal year.

Contact:

iParty Corp.

Patrick Farrell, 781-329-3952